Independent Auditors' Consent



To the Shareholders and Board of Directors of the Smith Barney Disciplined Small Cap Fund, Inc.:

We consent to the use of our report dated February 18, 1997, with respect to the Smith Barney Disciplined Small Cap Fund, Inc. (formerly, The
Inefficient-Market Fund, Inc.), incorporated herein by reference and to the references to our Firm under the heading "Financial Highlights" in the Prospectus and Counsel and Auditors'in the Statement of Additional Information.




	KPMG Peat Marwick LLP


New York, New York
June 16, 1997